Registration No. 333-168198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUGHES TELEMATICS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	26-0443717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 1800

Atlanta, Georgia 30319

(404) 573-5800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Robert C. Lewis

General Counsel and Secretary

HUGHES Telematics, Inc.

2002 Summit Boulevard, Suite 1800

Atlanta, Georgia 30319

(404) 573-5800

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer X

Non-accelerated filer ☐

(Do not check if a smaller reporting company)

Smaller reporting company ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-168198) originally filed with the Securities and Exchange Commission on July 19, 2010, as amended by Pre-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 16, 2010 (the “Registration Statement”), by HUGHES Telematics, Inc., a Delaware corporation (the “Registrant”).

Pursuant to the Agreement and Plan of Merger, dated as of June 1, 2012 (the “Merger Agreement”), by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Telematics Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Registrant, Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger was consummated on July 26, 2012.

In connection with the Merger, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 2012.

HUGHES TELEMATICS, INC.

By:	/s/ Jeffrey A. Leddy
Name: Jeffrey A. Leddy
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeffrey A. Leddy Jeffrey A. Leddy	Chief Executive Officer (Principal Executive Officer)	July 26, 2012

/s/ Craig J. Kaufmann Craig J. Kaufmann	Senior Vice President Finance and Treasurer (Principal Financial and Accounting Officer)	July 26, 2012

/s/ John W. Diercksen John W. Diercksen	Director	July 26, 2012

/s/ John G. Stratton John G. Stratton	Director	July 26, 2012